Exhibit 3



                               JOINDER AGREEMENT

          JOINDER AGREEMENT, dated as of November 6, 2001, between Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany ("Parent"), the Willard M. Ware Q-TIP Trust and the Willard M. Ware Residual Trust (the "Additional Stockholders"), each a stockholder of American Water Works Company, Inc., a Delaware corporation (the "Company").


                              W I T N E S S E T H:

          WHEREAS, RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany, Parent, Apollo Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company entered into an Agreement and Plan of Merger, dated as of September 16, 2001 (as the same may be amended or supplemented, the "Merger Agreement"), providing for the merger of Sub with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS, Parent and certain stockholders of the Company entered into a Voting Agreement, dated as of September 16, 2001 (as the same may be amended or supplemented, the "Voting Agreement"; capitalized terms used without definition herein having the meanings assigned to them in the Voting Agreement) to induce Parent to enter into the Merger Agreement; and

          WHEREAS, as of the date hereof, each Additional Stockholder is a beneficial owner of, and has the power to vote or direct the vote with respect to, the number of shares of Company Common Stock as set forth on the signature page hereto beneath such Additional Stockholders' name; and

          WHEREAS, the parties to this Joinder Agreement desire that the Additional Stockholders become parties to the Voting Agreement as hereinafter set forth;

          NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.1 Each Additional Stockholder (a) confirms that it has received a copy of the Merger Agreement and Voting Agreement; (b) agrees that it hereby becomes a Stockholder under the Voting Agreement as indicated by its signature below; (c) represents and warrants as to itself, severally and not jointly, as to each of the representations and warranties set forth in Article II of the Voting Agreement which shall apply, mutatis mutandis, to this Joinder Agreement; and (d) agrees that it will be bound by all of the provisions of the Voting Agreement and will perform all the covenants, agreements and obligations which are required to be performed by it as a Stockholder thereunder, including without limitation, the provisions of Articles I and III of the Voting Agreement which shall apply, mutatis mutandis, to this Joinder Agreement.

          1.2 The provisions of Article IV of the Voting Agreement shall apply, mutatis mutandis, to this Joinder Agreement.

          IN WITNESS WHEREOF, Parent and each of the Additional Stockholders have signed or caused this Joinder Agreement to be signed by their respective officers or other authorized person thereunto duly authorized, as of the date first written above.

                                             BESSEMER TRUST COMPANY, as trustee
                                             as set forth below


                                             By: /s/ Bartholomew H. Sharp
                                                 -------------------------------
                                                 Name:  Bartholomew H. Sharp
                                                 Title: Principal

                                              As Trustee for the Willard M. Ware
                                              Q-TIP Trust, with respect to
                                              1,145,000 Existing Shares.

                                              As Trustee for the Willard M. Ware
                                              Residual Trust, with respect to
                                              657,600 Existing Shares.

                                              Existing Shares: 1,802,600

                                              Shares Not Subject to Transfer
                                              Restrictions for purposes of
                                              Exhibit A of the Voting Agreement:
                                              57,250 Shares with respect to the
                                              Willard M. Ware Q-TIP Trust and
                                              32,880 Shares with respect to the
                                              Willard M. Ware Residual Trust.

                                              Notices for purposes of Exhibit B
                                              of the Voting Agreement: Willard
                                              M. Ware Q-TIP Trust and the
                                              Willard M. Ware Residual Trust,
                                              c/o Bessemer Trust Company, Attn:
                                              Fred Sandstrom, 100 Woodbridge
                                              Center Drive, Woodbridge, NJ
                                              07095-0980

Acknowledged and Agreed:

Thames Water Aqua Holdings GmbH

By: /s/ Dr. Richard R. Klein
    ----------------------------------
Name:  Dr. Richard R. Klein
Title: Member of the Executive Board



By: /s/ Dr. Klaus Sturany
    ----------------------------------
Name:  Dr. Klaus Sturany
Title: Member of the Executive Board